EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned, pursuant to Rule 13d-1(k)(1) under the Act, hereby agrees and acknowledges that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the Common Stock and the information required by this Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Date: November 29, 2021

AHM INVESTMENT HOLDINGS LLC – SERIES T
By: Arena Holdings Management LLC
Its: Administrative Manager

By:	/s/ Feroz Dewan
Name: Feroz Dewan
Title: Chief Executive Officer

AHM INVESTMENT HOLDINGS LLC – SERIES M
By: Arena Holdings Management LLC
Its: Administrative Manager

By:	/s/ Feroz Dewan
Name: Feroz Dewan
Title: Chief Executive Officer

ARENA HOLDINGS GROUP LP

By:	/s/ Feroz Dewan
Name: Feroz Dewan
Title: Managing Director

ARENA HOLDINGS MANAGEMENT LLC

By:	/s/ Feroz Dewan
Name: Feroz Dewan
Title: Chief Executive Officer

/s/ Feroz Dewan
FEROZ DEWAN